Exhibit 99.1

Contacts:	Jeffrey C. Benzing	Robin Yim
	Chief Administrative Officer	Investor Relations
	Novellus Systems, Inc.	Novellus Systems, Inc.
	Phone: (408) 943-9700	Phone: (408) 943-9700

FOR IMMEDIATE RELEASE

NOVELLUS SYSTEMS REPORTS FOURTH QUARTER AND YEAR-END RESULTS

SAN JOSE, Calif., February 4, 2009—Novellus Systems, Inc. (NASDAQ: NVLS) today reported operating results for its fourth quarter and year ended December 31, 2008. Net sales for the fourth quarter of 2008 were $188.5 million, down $61.6 million or 24.6 percent from third quarter 2008 net sales of $250.1 million, and down $175.0 million or 48.2 percent from fourth quarter 2007 net sales of $363.5 million. The net loss for the fourth quarter of 2008 was $130.3 million, or $1.36 per diluted share, down $131.6 million from third quarter 2008 net income of $1.4 million, or $0.01 per diluted share, and down $183.1 million from fourth quarter 2007 net income of $52.9 million, or $0.47 per diluted share.

Fourth quarter 2008 results of operations include a non-cash impairment charge of $99.5 million to reduce the carrying value of goodwill within our Industrial Applications Group. The goodwill impairment charge is based on our current best estimate. If there is a change to our current estimate, it will be reflected in the year ended December 31, 2008 financial statements included in Form 10-K, which is anticipated to be filed on or before March 2, 2009. In addition to the goodwill impairment charge, the fourth quarter 2008 results include $15.7 million of other net charges consisting of $12.2 million comprised primarily of severance payments and asset impairments as a result of actions to align our business with the current economic environment and a $3.5 million other-than-temporary impairment charge related to our investments in auction-rate securities. Fourth quarter 2008 net loss without those items was $20.0 million or $0.21 per diluted share. Excluding certain charges and benefits in the periods, third quarter 2008 and fourth quarter 2007 net income was $2.8 million and $41.6 million, respectively, or $0.03 and $0.37 per diluted share, respectively. A reconciliation of pro forma operating results to U.S. generally accepted accounting principles (“GAAP”) is included below.

Net sales for fiscal year 2008 were $1.01 billion, down $559.0 million or 35.6 percent from net sales of $1.57 billion in fiscal year 2007. The net loss for the year was $115.7 million or $1.18 per diluted share compared with fiscal year 2007 net income of $213.7 million or $1.75 per diluted share.

Fiscal year 2008 results include $133.2 million of other net charges. Fiscal year 2008 net income would have been $7.1 million or $0.07 per diluted share excluding those items. Excluding certain net benefits, the fiscal year 2007 net income would have been $207.3 million or $1.70 per diluted share. A reconciliation of pro forma operating results to U.S. GAAP is included below.

New bookings in the fourth quarter of 2008 were $127.5 million, down $88.2 million and 40.9 percent from third quarter 2008 new bookings of $215.7 million. In addition, we recorded an adjustment to reduce backlog by $44.9 million. Backlog at the end of the fourth quarter of 2008 was $188.3 million, down $166.2 million from the end of the fourth quarter of 2007. Fourth quarter 2008 shipments of $175.6 million decreased by $54.6 million or 23.7 percent from $230.2 million reported for the third quarter of 2008. Deferred revenue at the end of the fourth quarter of 2008 was $56.3 million, a decrease of $13.9 million or 19.8 percent from $70.2 million at the end of the third quarter of 2008.

Cash, cash equivalents, and short-term investments as of December 31, 2008 were $470.9 million, an increase of $15.6 million or 3.4 percent from the third quarter 2008 ending balance of $455.3 million. Restricted cash and long-term investments as of December 31, 2008 were $211.6 million, a decrease of $35.7 million or 14.4 percent from the third quarter 2008 ending balance of $247.3 million. During the fourth quarter of 2008, we purchased approximately 1.3 million shares of our common stock, at an average price of $14.41 per share, for $19.2 million.

Richard S. Hill, chairman and chief executive officer said, “It is clear from these results the semiconductor industry and Novellus are experiencing unprecedented challenges. There is great uncertainty in the outlook for the worldwide economy, which is out of our control. Therefore, our focus will remain on the factors within our control, such as the major cuts we’ve made in our cost structure which will continue as required in response to market conditions. At the same time, we will continue to improve our product quality and growth potential for the long term. These financial results do not represent a normal operating mode for Novellus. Our challenge going forward is to balance reductions in operating cost while remaining prepared for the growth opportunities that will surely follow this very severe downturn. Our balance sheet will give us the latitude and support to work through this difficult period and enable us to maximize shareholder returns for the future.”

Management uses non-GAAP measures to evaluate operating performance. The presentation of net income (loss) excluding certain charges and benefits and the discussion of revenue on a shipments basis are not in accordance with GAAP and may differ from non-GAAP methods of accounting and reporting used by other companies. We present net income (loss) on a pro forma basis, excluding certain charges and benefits, because we believe this helps both management and investors to assess the operating performance of our business by comparing it to prior periods on a more consistent basis. A reconciliation between our GAAP and non-GAAP results is provided in an attached table. Non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures.

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995:

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including the statements regarding, (i) our plan to continue to implement major cuts in our cost structure in response to market conditions, (ii) our plan to continue to improve our product quality and growth potential for the long term, (iii) our belief that growth opportunities will follow this very severe economic downturn, and (iv) our belief that our balance sheet will give the Company the latitude and support to work through this difficult period and enable the Company to maximize shareholder returns for the future, as well as other matters discussed in this news release that are not purely historical data, are forward-looking statements. Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those contemplated by such statements. These risks and uncertainties include, but are not limited to, our inability to allocate necessary funds to research and development efforts to improve our product quality in order to maximize our potential growth in the long term; our inability to accurately predict the duration of the economic downturn; our inability to maintain and maximize our position in the semiconductor industry; our inability to sufficiently reduce our cost structure and maintain our current cash breakeven level; unexpected decreases in cash and other assets of the Company coupled with an unexpected increase in liabilities could negatively impact shareholder returns; and other risks indicated in our filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K for the year ended December 31, 2007, our Quarterly Reports on Form 10-Q for the quarters ended March 29, 2008, June 28, 2008 and September 27, 2008, respectively, and our Current Reports on Form 8-K and amendments to such reports. Forward-looking statements are made and based on information available to us on the date of this press release. We do not assume, and expressly disclaim, any obligation to update this information.

About Novellus:

Novellus Systems, Inc. (NASDAQ: NVLS) is a leading provider of advanced process equipment for the global semiconductor industry. The Company’s products deliver value to customers by providing innovative technology backed by trusted productivity. An S&P 500 company, Novellus is headquartered in San Jose, CA with subsidiary offices across the globe. For more information please visit www.novellus.com.

NOVELLUS SYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended			Year Ended
(In thousands, except per share amounts) (Unaudited)	December 31, 2008	September 27, 2008	December 31, 2007	December 31, 2008	December 31, 2007
Net sales	$188,453	$250,098	$363,463	$1,011,004	$1,570,049
Cost of sales	119,936	138,574	191,600	575,060	800,860

Gross profit	68,517	111,524	171,863	435,944	769,189
%	36.4%	44.6%	47.3%	43.1%	49.0%
Operating expenses:
Selling, general and administrative	50,378	52,039	59,487	224,233	266,018
Research and development	50,856	51,649	55,867	219,660	241,025
Restructuring and other charges (benefits), net	1,683	1,819	(8,013)	4,545	(8,013)
Impairment of goodwill (1)	99,522	—	—	99,522	—

Total operating expenses	202,439	105,507	107,341	547,960	499,030
%	107.4%	42.2%	29.5%	54.2%	31.8%

Income (loss) from operations	(133,922)	6,017	64,522	(112,016)	270,159
%	-71.1%	2.4%	17.8%	-11.1%	17.2%
Other income (expense), net	(4,160)	3,055	9,993	4,920	44,630

Income (loss) before income taxes	$(138,082)	$9,072	$74,515	$(107,096)	$314,789
Provision for (benefit from) income taxes	(7,831)	7,675	21,654	8,614	101,089

Net income (loss)	$(130,251)	$1,397	$52,861	$(115,710)	$213,700

Net income (loss) per share:
Basic	$(1.36)	$0.01	$0.48	$(1.18)	$1.78

Diluted	$(1.36)	$0.01	$0.47	$(1.18)	$1.75

Shares used in basic per share calculation	96,016	97,581	111,160	98,083	119,782

Shares used in diluted per share calculation	96,016	98,348	112,395	98,083	121,915

(1)	The goodwill impairment charge is based on our current best estimate. If there is a change to our current estimate, it will be reflected in the year ended December 31, 2008 financial statements included in Form 10-K which is anticipated to be filed on or before March 2, 2009.

NOVELLUS SYSTEMS, INC.

RECONCILIATION OF NET INCOME (LOSS),

EXCLUDING CERTAIN CHARGES AND BENEFITS (1)

	Three Months Ended			Year Ended
(In thousands, except per share amounts) (Unaudited)	December 31, 2008	September 27, 2008	December 31, 2007	December 31, 2008	December 31, 2007
Net income (loss) excluding certain benefits (charges):	$(19,986)	$2,790	$41,559	$7,058	$207,254
Impairment of goodwill (3)	(99,522)	—	—	(99,522)	—
Other-than-temporary impairment of auction-rate securities	(3,491)	—	—	(3,491)	—
Reductions in workforce	(6,947)	(388)	(488)	(11,358)	(2,284)
Impairment of inventory and evaluation systems	(2,628)	—	—	(9,054)	—
Write down of certain research and development assets	(1,534)	—	—	(5,295)	—
Restructuring and other charges	(1,683)	(1,819)	(1,125)	(4,545)	(1,125)
Reversal of stock-based compensation expense	545	—	8,408	53	2,352
Gain on sale of property and building	—	—	9,138	—	9,138

Total benefits (charges) (2)	(115,260)	(2,207)	15,933	(133,212)	8,081
Tax effect of the above benefits (charges)	4,995	814	(4,631)	10,444	(1,635)

Net income (loss)	$(130,251)	$1,397	$52,861	$(115,710)	$213,700

Net income (loss) per diluted share excluding certain benefits (charges):	$(0.21)	$0.03	$0.37	$0.07	$1.70
Impairment of goodwill	(1.04)	—	—	(1.01)	—
Other-than-temporary impairment of auction-rate securities	(0.04)	—	—	(0.04)	—
Reductions in workforce	(0.07)	(0.01)	(0.00)	(0.12)	(0.02)
Impairment of inventory and evaluation systems	(0.03)	—	—	(0.09)	—
Write down of certain research and development assets	(0.01)	—	—	(0.05)	—
Restructuring and other charges	(0.02)	(0.02)	(0.01)	(0.05)	(0.01)
Reversal of stock-based compensation expense	0.01	—	0.07	0.00	0.02
Gain on sale of property and building	—	—	0.08	—	0.07
Tax effect of the above benefits (charges)	0.05	0.01	(0.04)	0.11	(0.01)

Net income (loss) per diluted share	$(1.36)	$0.01	$0.47	$(1.18)	$1.75

(1)	The reconciliation of net income (loss), excluding certain charges and benefits is intended to present our operating results, excluding certain charges and benefits. The reconciliation of net income (loss) is not in accordance with or an alternative for GAAP and may be different from similar measures presented by other companies.

(2)	For the three months ended December 31, 2008, there are net charges of $4.0 million in cost of sales, $3.8 million in research and development, $2.7 million in selling, general and administrative, $1.7 million in restructuring and other charges (benefits), net, $99.5 million in impairment of goodwill and $3.5 million in other income (expense), net. For the twelve months ended December 31, 2008, there are charges of $10.8 million in cost of sales, $8.6 million in research and development, $6.3 million in selling, general and administrative, $4.5 million in restructuring and other charges (benefits), net, $99.5 million in impairment of goodwill and $3.5 million in other income (expense), net.

For the three months ended September 27, 2008, there are charges of $0.4 million in selling, general and administrative and $1.8 million in restructuring and other charges (benefits), net. These charges are included for comparative purposes only.

For the three months ended December 31, 2007, there are net benefits of $8.0 million in restructuring and other charges (benefits), net, $5.2 million in selling, general and administrative, $2.4 million in research and development and $0.3 million in cost of sales. For the twelve months ended December 31, 2007, there are net benefits (charges) of $8.0 million in restructuring and other charges (benefits), net, $(0.3) million in selling, general and administrative, $0.4 million in research and development and $(0.1) million in cost of sales.

(3)	The goodwill impairment charge is based on our current best estimate. If there is a change to our current estimate, it will be reflected in the year ended December 31, 2008 financial statements included in Form 10-K which is anticipated to be filed on or before March 2, 2009.

NOVELLUS SYSTEMS, INC.

SCHEDULE OF STOCK-BASED COMPENSATION

	Three Months Ended			Year Ended
(In thousands) (Unaudited)	December 31, 2008 (1)	September 27, 2008 (2)	December 31, 2007 (3)	December 31, 2008 (1)	December 31, 2007 (3)
Cost of sales	$339	$749	$250	$2,505	$1,869
Selling, general and administrative	6,019	4,632	(35)	21,159	17,583
Research and development	1,369	2,558	(324)	8,899	8,666

Stock-based compensation expense	7,727	7,939	(109)	32,563	28,118

(1)	Amounts include compensation expense related to stock options of $3.9 million and $16.8 million, employee stock purchase plan of $0.6 million and $2.7 million, and restricted stock awards of $3.2 million and $13.1 million for the three and twelve months ended December 31, 2008, respectively. The fourth quarter 2008 includes the reversal of previously recognized expense for restricted stock awards of $0.5 million.

(2)	Amounts include compensation expense related to stock options of $4.0 million, employee stock purchase plan of $0.6 million, and restricted stock awards of $3.3 million.

(3)	Amounts include compensation expense (benefits) related to stock options of $5.1 million and $20.3 million, employee stock purchase plan of $0.6 million and $2.9 million, and restricted stock awards of $(5.8) million and $4.9 million for the three and twelve months ended December 31, 2007, respectively. The fourth quarter 2007 includes the reversal of previously recognized expense for stock options and restricted stock awards of $0.1 million and $8.3 million, respectively.

NOVELLUS SYSTEMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)	December 31 2008 (Unaudited)	December 31 2007 *
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$470,888	$596,766
Accounts receivable, net	144,330	343,296
Inventories	213,305	253,361
Restricted cash and cash equivalents, current	116,819	—
Deferred taxes and other current assets	97,260	70,901

Total current assets	1,042,602	1,264,324
Property and equipment, net	271,866	320,009
Restricted cash and cash equivalents	2,883	161,050
Investments	91,873	—
Goodwill (1)	126,073	238,944
Intangible and other assets	102,230	92,616

Total assets	$1,637,527	$2,076,943

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$177,531	$265,455
Deferred profit	14,784	52,252
Current debt obligations	112,907	1,509

Total current liabilities	305,222	319,216
Long-term debt	—	143,267
Long-term income taxes payable	29,778	27,408
Other liabilities	55,745	57,965

Total liabilities	390,745	547,856

Shareholders’ equity:
Common stock	1,158,637	1,219,533
Retained earnings and accumulated other comprehensive income	88,145	309,554

Total shareholders’ equity	1,246,782	1,529,087

Total liabilities and shareholders’ equity	$1,637,527	$2,076,943

*	The December 31, 2007 condensed consolidated balance sheet was derived from our audited consolidated financial statements.

(1)	The reduction in goodwill is based on our current best estimate. If there is a change to our current estimate, it will be reflected in the year ended December 31, 2008 financial statements included in Form 10-K which is anticipated to be filed on or before March 2, 2009.